Table of Contents

THIRD AMENDMENT TO THE AGREEMENT OF COMMITMENT OF PURCHASE AND SALE AND OTHER COVENANTS entered into by and between:

PETROBRAS DISTRIBUIDORA S.A., headquartered at Rua General Canabarro 500, ground floor, 6th and 11th (sections), 12th to 16th floors, City of Rio de Janeiro, corporate taxpayer registered with the Ministry of Finance under No. CNPJ 34.274.233/0001-02, herein represented  under the terms of its Articles of Incorporation by the Executive Manager of Aviation Products, Mr. Francelino da Silva Paes and by its Marketing Manager for Air Companies, Mr. Cláudio Dissenha Portes, hereinafter referred to as “BR”  and, on the other side,

VRG LINHAS AÉREAS S.A., a corporation organized and existing under the laws of Brazil, a corporate taxpayer registered with the Ministry of Finance under No. CNPJ/MF 07.575.651/0004-00, headquartered at Praça Comandante Linneu Gomes, s/n, Portaria 3, Prédio 15, Piso Superior, Aeroporto, São Paulo, SP, CEP 04626-020, herein represented by one of its directors duly elected at a Shareholders' Meeting, hereinafter referred to as the “COMMITTED BUYER” have mutually agreed upon to enter into this Amendment which shall be governed by the following clauses and conditions:

Whereas on April 12, 2007 BR  and the COMMITTED BUYER entered into an  Agreement for Purchase and Sale and Other Covenants covering the supply by BR of aviation kerosene (JET A-1) for the term of thirty-nine (39) months from 04/11/2007 to 07/10/2010;

Whereas on 04/07/2009, the parties entered into the First Amendment to the Agreement now being amended, extending its validity term till 07/01/2011;

Whereas on 01/19/2011, retroactively to 10/21/2010, the parties entered into the Second Amendment to the Agreement now being amended, extending its validity term till 07/31/2014 and changing the clause that governs the portion called “Fixed Differential”, which is part of the final price of the aviation kerosene (JET A-1) supplied by BR;

Whereas the parties now wish to extend the Agreement Term till 12/31/2014 and also amend Clause 2.4.2.1 of the Agreement.

The parties hereto have entered into this AMENDMENT TO THE AGREEMENT which shall be governed by the clauses and conditions below, generating retroactive effects as from October 1, 2011.

FIRST CLAUSE

1.1        This AMENDMENT TO THE AGREEMENT is intended to extend the validity term of the Agreement now being amended, changing Clause 1.1 to become effective with this wording;

         “1.1.     BR  is committed to sell to the COMMITTED BUYER which, in turn, is committed to purchase from BR, on an exclusive basis, starting on 04/11/2007 and ending on 12/31/2014, the quantities of aviation kerosene (JET-A1) that represent the total consumption of the COMMITTED BUYER, at all the airports where BR  has aircraft fueling facilities in Brazil. In case of aircraft fueling abroad, the consumption will be stipulated based on a prior agreement in writing between the parties, there being no exclusiveness in this respect.

SECOND CLAUSE

2.1.      This Amendment to the Agreement also has the following purposes:

            (i) Replace Annex I to the Agreement now being amended by Annex I hereto;

            (ii) Change Clause 2.4.2.1. of the Agreement that becomes effective with this wording:

                     “2.4.2.1. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per cent discount will be granted over the fixed differentials effective in September 2011 to be applied on a monthly basis to the supplies from October 1, 2011 to December 31, 2014."

(iii)   Exclude items 2.4.2.2, 2.4.2.3 and 2.4.2.4 from the amended Agreement.

2.2. The fixed differentials applied in September 2011 will be adjusted for inflation based on the IPCA index accumulated variation (from May of the current year to April of next year).  If the IPCA index accumulated annual variation is equal to or higher than five per cent (5%), the provisions of Clauses 3.4.3 and 2.4.4 of the Agreement will apply.

THIRD CLAUSE – GENERAL PROVISIONS

3.1  The parties hereto expressly ratify all the clauses and conditions of the Agreement and its subsequent amendments that have not been changed by this instrument.

3.2   This amendment generates effects that are retroactive to October 1, 2011.

In witness whereof, the parties sign this instrument in three (3) counterparts in the presence of the undersigned witnesses.

Rio de Janeiro, December 8, 2011.

PETROBRAS DISTRIBUIDORA S/A	PETROBRAS DISTRIBUIDORA S/A
Francelino da Silva Paes	Cláudio Dissenha Portes

VRG LINHAS AEREAS S.A.	VRG LINHAS AEREAS S.A.

WITNESSES:	WITNESSES:

ANNEX I
DIFFERENTIALS PER LOCATION
AIRPORTS	DIFFERENTIAL (R$/L)
ARACAJÚ	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
BELEM
BOA VISTA
BRASÍLIA
CALDAS NOVAS
CAMPINAS
CAMPO GRANDE
CAXIAS DO SUL
COMANDATUBA
CONFINS
CRUZEIRO DO SUL
CURITIBA
FLORIANÓPOLIS
FORTALEZA
GOIANIA
JOAO PESSOA
JUAZEIRO DO NORTE
LONDRINA
MACEIO
MANAUS
MARABA
MONTES CLAROS
NATAL
PALMAS
PAMPULHA
PETROLINA
PONTA PELADA
PORTO ALEGRE
PORTO VELHO
RECIFE
RIBEIRÃO PRETO
RIO BRANCO
RIO DE JANEIRO/GALEÃO
RIO DE JANEIRO/S.DUMONT
SALVADOR
SANTARÉM
SÃO JOSÉ DO RIO PRETO
SÃO JOSÉ DOS CAMPOS
SÃO LUIS
SÃO PAULO/CONGONHAS
SÃO PAULO/GUARULHOS
TERESINA
UBERABA
UBERLÂNDIA
VÁRZEA GRANDE
VILHENA
VITÓRIA